Exhibit 99.2

34 th Annual J.P . Morgan Healthcare Conference January 2016 China Biologic Products, Inc. (NASDAQ: CBPO) Creating Miracles in Life

Safe Harbor Statement This presentation contains forward - looking statements, including statements about the business outlook, strategy and market opportunity of China Biologic Products, Inc . (the “Company” or “we”), and statements that may suggest trends for its business . Such forward - looking statements can be identified by the use of forward - looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions, or the negatives thereof . These statements are individually and collectively forward - looking statements within the meaning of Section 27 A of the Securities Act and Section 21 E of the Securities Exchange Act of 1934 . These forward - looking statements are made only as of the date of this presentation and are based on estimates and information available to the Company at the time of this presentation . These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may be beyond the Company’s control . Therefore, the Company cautions that actual results may differ materially from those set forth in any forward - looking statements herein, and are subject to numerous assumptions, risks, uncertainties and other factors, including those discussed under “Risk Factors” in the Company’s annual report on Form 10 - K filed with the SEC for the year ended December 31 , 2014 . In light of these risks and uncertainties, there can be no assurance that the forward - looking statements made during this presentation will in fact be realized . Any forward - looking statements and projections made by others in this presentation are not adopted by the Company and the Company is not responsible for the forward - looking statements and projections of others . Except as otherwise required by applicable securities laws, the Company disclaims any intention or obligation to publicly update or revise forward - looking statements, whether as a result of new information, future events or otherwise . In evaluating our business, we use certain non - GAAP measures as supplemental measures to review and assess our operating performance . These non - GAAP financial measures have limitations as analytical tools and investors should not consider them in isolation, or as a substitute for net income attributable to Company or other consolidated statement of comprehensive income data prepared in accordance with U . S . GAAP . China Biologic Products, Inc. 01

Capital Structure Price: $142.46 (12/31/2015 ) Market Capitalization: $3.8 billion 52 - Week Range: $64.36 - $143.21 Shares Outstanding : 26.5 mm Selected 9M15 Financials Revenue: $228.2 mm, up 23.2% y - o - y Gross Profit: $148.7 mm, up 17.7% y - o - y; Gross Margin: 65.2% Operating Income: $110.0 mm, up 20.2% y - o - y; Operating Margin: 48.2% Non - GAAP Net Income (1) : $79.7 mm, up 31.1% y - o - y Non - GAAP EPS (1) : $2.94 Business Overview A fully integrated plasma - based biopharmaceutical company in China 8 categories of plasma - based products Headquartered in Beijing, with 3 subsidiaries (2 majority owned, 1 minority owned) Founded in 2002 and listed on NASDAQ in 2009 (Ticker: CBPO ) Market Position One of top three domestic suppliers in China for the two principal plasma products One of the first plasma companies in China to penetrate into end - user market, directly serving 640+ hospitals and clinics CBPO: A Leading Plasma Company in China China Biologic Products, Inc. 02

CBPO Plasma Product Overview

03



Blood
White cells
Platelets
Plasma (55%)
White blood cells and platelets (<1%)
Red blood cells (45%)
Plasma
90% Water
7% Proteins
3% Salt
Fractionation
Albumin
Immuno-globulins
Hyper-Immuno-globulins
Clotting factors
Maintain osmotic pressure, etc.
Infections, immune deficiencies (IVIG)
Hepatitis Rabies Tetanus etc.
FVIII PCC Fibrinogen etc.

CBPO Sales Breakdown by Product

(9M'15 Sales %)



IVIG 43.6%
Hyper-immune Products 7.0%
P.Polypeptide 8.7%
Others 3.2%
Albumin 37.5%



CBPO 6%(1)
CNBG
Shanghai RAAS
Foreign Player A
Foreign Player B
Foreign Player C
Foreign Player D
Foreign Player E
Others
Foreign players

3rd Largest Domestic Player in China Albumin market

(Based on 9M'15 Sales)



Other Competitors
CBPO 18%(1)
CNBG

Largest Player in China IVIG market

(Based on 9M'15 Sales)

Source: Company estimates based on the public release of government batch approval data.

1. Includes sales attributable to Xi'an Huitian, in which we hold a 35% non-controlling interest.

Industry Overview China Biologic Products, Inc. China Biologic Products, Inc.

Albumin 62.2% IVIG 22.3% Others 15.5% Per Capita Usage in US / Per Capita Usage in China (x ) 2014 Market Size in China ($ MM) By 2014 Product Sales 2014 Plasma Products Per Capita Usage 2014 China Plasma Products (1) Breakdown Albumin and IVIG are the two largest products in China’s plasma products market, accounting for 84.5% of the market in 2014 China’s 2014 market size is $2.5 billion, but its per capita penetration is still a fraction of that of the U.S. 1,560 557 45 2.5x 15.8x 15.9x 0.0 5.0 10.0 15.0 20.0 Albumin IVIG Factor VIII (2) (2) (3) China’s Plasma Protein Market – Early Stage of Growth, Low Penetration, Significant Potential 05 0.8 2.5 6.2 0.0 2.0 4.0 6.0 8.0 2009 2014 2019E China Plasma Products (1) Market Size ($ Billion) CAGR 20% CAGR 26% Source: The Marketing Research Bureau, Inc. and Company estimates 1. Excluding recombinant products 2. Based on 2014 per capita usage (kilogram per MM inhabitant) in U.S. divided by 2014 per capita usage in China 3. Based on 2014 per capita usage (international units per capita) in U.S. divided by 2014 per capita usage in China , excluding recombinant products China is the second largest plasma products market in the world Significant unmet clinical demand provides sustainable growth Growth potential driven by aging population and various diseases Seller’s m arket with sustainable pricing

Regulatory framework in China has evolved into one of the most stringent globally due to crises of tainted plasma products over the past decade Fractionators permitted to process self - collected plasma only as required by law New plasma collection licenses are difficult to obtain Plasma fractionation licenses ceased to be granted since 2001 ; 28 active plasma product manufacturers in China currently Since 1986 , all imported blood products have been banned except for human albumin and recombinant factor VIII products China will continue to maintain stringent regulations for the plasma product industry as it is critical to China's public health security High Barriers to Entry Benefit Established Players 06 China Biologic Products, Inc.

United States China Population (million) 319 1,363 Donation Frequency Twice per 7 days, not within 48 hours Twice per month, not within 14 days Collection Volume Volumes by weight 50 - 68kg / 69 - 79kg / >79kg, donate 690 / 825 / 880 ml 580 ml Plasma Collection Centers Over 480 Approximately 200 Preapproval Requirement No Yes Plasma Donation Compensation (for one time donation) $25 - 35 $42 - 50 Regulation Agencies Food and Drug Administration (FDA) and Plasma Protein Therapeutics Association (PPTA) County - , Municipal - and Provincial - Level Governments Plasma Collected in 2014 (million liters) 32.6 5.4 Source: Broker Report, The Marketing Research Bureau, Inc., Plasma Protein Therapeutics Association (PPTA) and Company estima tes Plasma Collection Regulation Environment – U.S. vs. China China Biologic Products, Inc. 07

Plasma Companies Other Pharma Companies Commentary Regulatory Control China’s plasma - derived products market is highly regulated by the government Supply / Demand Significant supply shortage favors leading plasma players Historical Pricing Prices for most plasma products have remained steady whereas the average price of many pharma products has been in decline Domestic Competition 28 active plasma product manufacturers in China vs. thousands of pharmaceutical companies Foreign Competition Currently only albumin and recombinant factor VIII are open to imports Sales and Distribution Compared with pharmaceutical companies, the plasma industry in China is a seller’s market Growth Visibility Growth among plasma manufacturers is primarily driven by the supply/demand imbalance Plasma Is An Attractive Sector For Investment In China Pharmaceutical Industry China Biologic Products, Inc. 08

404 1,560 3,420 0 1,000 2,000 3,000 4,000 2009 2014 2019E 197.2 500.8 0 100 200 300 400 500 600 China United States China is the world’s largest albumin market (~40% larger than the U.S. market) Consistent price increases since 2006. Price ceiling has been removed since June 1, 2015 Growth in disease prevalence and patient pool, such as hypoalbuminemia from liver cirrhosis and hepatitis B Plasma collection volume continues to grow ($ MM) (Kg per MM Inhabitants) Albumin Sales in China Albumin Per Capita Usage in 2014 CAGR 17% CAGR 31% Source: The Marketing Research Bureau, Inc. and Company estimates Albumin is used for treatment of shock caused by blood loss trauma or burn, raised intracranial pressure caused by hydrocepha lus or trauma, edema or ascites caused by hepatocirrhosis and nephropathy, prevention and treatment of low - density - lipoproteinemia and Neonatal hyperbilirubinemia. It is included in provincial essential drug lists of certain provinces and categorized as Class B i n China’s National Drug Reimbursement List Albumin: Largest Market with Growth Potential China Biologic Products, Inc. 09

IVIG Sales in China IVIG Per Capita Usage in 2014 12.7 200.4 0 50 100 150 200 250 China United States 254 557 1,569 0 300 600 900 1,200 1,500 1,800 2009 2014 2019E ($ MM) (Kg per MM Inhabitants) CAGR 23% CAGR 13% Source: The Marketing Research Bureau, Inc. and Company estimates IVIG is used for treatment of hereditary immunoglobulin deficiency, such as X chain low immunoglobulin, familial variable imm une deficiency, immunoglobulin G secondary deficiency; secondary immunoglobulin deficiency, such as severe infection, newborn sepsis; and auto - immune deficiency diseases, such as original thrombocytopenia purpura or Kawasaki disease. It is included in provincial essential drug lists and categorized as Class B in China’s National Drug Reimbursement List IVIG: Early - stage Market with Strong Growth Drivers China Biologic Products, Inc. 10 Largest product category globally yet still at an early - stage in China Growth of IVIG market will be driven by expanded indications and physician education Domestic supply will be expanded as plasma collection volume grows IVIG’s pricing in China is currently less than half of that of the US, providing strong upside potential

Source: The Marketing Research Bureau, Inc. and Company estimates 1 . As of December 31, 2014, according to China Hemophilia Association 2. Excluding recombinant products Factor VIII is used for treatment of coagulopathie such as hemophilia A and increase concentration of coagulation factor VIII . I t is included in national essential drug lists and categorized as Class A in China’s National Drug Reimbursement List Factor VIII: Nascent Market, Strong Growth Potential and Highly Profitable China Biologic Products, Inc. 11 Factor VIII is a life saving and a lifelong treatment Room for significant growth for Factor VIII products in China ‒ Only 8 domestic manufacturers in the plasma - derived Factor VIII segment ‒ Over 10,000 (1) registered hemophilia patients in China, many more unregistered ‒ Primarily acute usage vs. little preventive usage, providing huge room for growth Recombinant Factor VIII is not competitive due to higher cost and lack of insurance coverage 0.12 1.91 0.0 0.4 0.8 1.2 1.6 2.0 2.4 China United States 11 45 86 0 20 40 60 80 100 2009 2014 2019E ($ MM) (International Units per Inhabitant) Factor VIII (2) Sales in China Factor VIII (2) Per Capita Usage in 2014 CAGR 14% CAGR 33%

Company Overview China Biologic Products, Inc.

Strong Product Pipeline Enhancing Margins and Leadership 4 Stable and Growing Plasma Supply 2 Robust Cash Flow and Sustainable Profitability 5 Leading Plasma Player in China 1 Leader in China’s Fast Growing IVIG Market 3 Professional and Experienced Management Team 6 The Only Offshore Investment Opportunity in the Attractive Chinese Plasma Industry 13 China Biologic Products, Inc.

Unique distribution model, products sold directly to 640+ hospitals Non - GAAP Net Income Attributable to Equity Holders (1) ($ MM) 153.1 184.8 203.4 243.3 290 - 295 185.3 228.2 0 60 120 180 240 300 360 2011 2012 2013 2014 2015E 9M'14 9M'15 (19% - 21% YoY Growth) 36.5 48 59 75.6 98 - 100 60.8 79.7 0 30 60 90 120 2011 2012 2013 2014 2015E 9M'14 9M'15 ($ MM) (29% - 33% YoY Growth) 1 Leading Plasma Company in China - Solid Track Record of Delivering Sustainable Profitability 14 Total Sales China Biologic Products, Inc. 1. Non - GAAP net income attributable to equity holders excludes non - cash employee stock compensation and some non - recurring items. Recurring operating income excludes non - recurring items. Refer to Appendix I for reconciliations. Operating Cash flow and Recurring Operating Income and Margin (1) ($ MM) 38.5 71.1 74.3 93.5 64.1 72.3 57 74.5 86.9 116.2 91.5 110 37.2% 40.3% 42.7% 47.8% 49.4% 48.2% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 0 20 40 60 80 100 120 140 2011 2012 2013 2014 9M'14 9M'15 Operating Cash Flow Operating income Operating Margin The 2nd largest plasma player in China in terms of 2014 total sales * * Company estimates

Product portfolio consisting of eight plasma products with strong economics High product quality and safety record Large scale and reliable product supply to hospitals Government support for leading players Advantages from Leading Market Position 1 Leading Plasma Player in China 15 China Biologic Products, Inc.

Extensive plasma collection network of 12 captive plasma stations Plasma collection network covers four provinces with a total combined population of 220 MM Continue to expand geographic territories of existing stations to gain access to additional donor population Pursuing additional plasma collection station permits Approved to build two collection stations in Hebei Province, expected to commence operation in the first half of 2016 Secured additional 500 metric tons of source plasma for the next 3 years through strategic collaboration with a third party fractionator Cao County Plasma Collection Center, Shandong Puding Plasma Collection Center, Guizhou Strong plasma supply growth: annual plasma collection 2012 to 2014 CAGR CBPO: 14% V.S. China Average: 10%* * Source: data published by National Health and Family Planning Commission of the PRC. 2 Growing and Sustainable Plasma Supply 16 China Biologic Products, Inc.

3 Leader in China’s Fast Growing IVIG Market 1 7 China Biologic Products, Inc. CBPO 18% (1) (1st) CNBG (2nd) Other Competitors 49 98 0 20 40 60 80 100 120 2011 2014 IVIG Sales 32.3% ($ MM) 40.4% % of Total Sales (based on 9M15 Sales) CBPO’s Increasing S ales in IVIG Leading Player in China’s IVIG Market Source: The Marketing Research Bureau, Inc., and Company estimates 1. Includes sales attributable to Xi’an Huitian , in which we hold a 35% non - controlling stak e 200.4 12.7 0 70 140 210 United States China 2014 (Kg per MM Inhabitants) China’s IVIG Market Has Substantial Growth Potential Enhancing Physician Education Expanding Therapeutic Indication Improving Insurance Reimbursement Low per capita Consumption of IVIG in China Sustainable Growth Drivers

Cost Albumin Immunoglobulin Factor VIII PCC Other Products Total Fractionation Revenue Profit Hyper - Immune Products IVIG Indicative Revenue and Profit Breakdown per Liter of Plasma Products Preclinical Phase I Phase II Phase III Commercial Launch Development Status Human Hepatitis B Immunoglobulin for Intravenous Injection Commercial launch expected in 2016 Human Fibrinogen Commercial production expected in 2017 New Generation IVIG Commercial production expected in 2018 Human Antithrombin III Approval of clinical trials expected in 2016 Human Cytomegalovirus Immunoglobulin Application of clinical trials expected in 2016 Each new product will incrementally improve profit 4 Robust and Low Risk Product Pipeline Enhancing 18 China Biologic Products, Inc.

5 Robust Cash Flow Generation 19 China Biologic Products, Inc. 38.5 71.1 74.3 93.5 64.1 72.3 0 25 50 75 100 2011 2012 2013 2014 9M'14 9M'15 ($ MM) Operating Cash Flow 8.0 13.9 19.7 20.2 30.5 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 2011 2012 2013 2014 9M'15 ($ MM) Capital Expenditures m ainly for Shandong Taibang ‘s new fractionation facility

Planned New Facility in Shandong 20 China Biologic Products, Inc. Expected Capital Expenditure – from 2015 to 2017( $ mm) Scheduled open time: 2018 Investment: $120 - 150 million (based on preliminary estimate) Fractionation capacity: expanding to a minimum of 1,200 metric tons (MT) from 700 MT 2015 2016 2017 55 60 15 Shandong Taibang New Fractionation Facility

6 Professional and Experienced Management Team

21



01 Mr. David (Xiaoying) Gao, Chairman & Chief Executive Officer

- CEO since May 2012, Chairman of the Board since March 2012 and Director since 2011
- Over 20 years of experience in corporate governance and management, especially in healthcare and technology sectors
- Previously served as CEO & Director of BMP Sunstonnee Corporation and integration advisor post acquisition by Sanofi in 2011
- Former head of Asia-Pacific operations, Motorola
- M.B.A. from Massachusetts Institute of Technology, M.S. in Mechanical Engineering from Hanover University, Germany, and B.S. in Mechanical Engineering from Beijing Institute of Technology



02 Mr. Ming Yang, Chief Financial Officer

- CFO since August 2012 and VP-Finance & Compliance and Treasurer since March 2012
- 6 years in financial management and 11 years of audit experience in accounting firms including audit senior manager at KPMG
- C.P.A. in China



03 Mr. Ming Yin, Senior Vice President

- Senior Corporate Vice President since August 2012, joined in 2008
- 12 years of financial management experience and 7 years of investor relations experience
- C.F.A.



04 Mr. Guangli Pang, General Manager of Shandong Taibang

General Manager of Shandong Taibang since 2012, joined Shandong Taibang since its inception in 1985
Over 30 years of experience in China plasma industry



05 Mr. Gang Yang, Vice President, General Manager of Guizhou Taibang

Corporate Vice President since 2013 and the General Manager of Guizhou Taibang since 2010
Over 20 years of experience in China plasma industry



06 Mr. Jun Zhao, General Manager of Xi'an Huitian

General Manager of Xi'an Huitian since 2009, joined Shandong Taibang since its inception in 1987
Over 30 years of experience in China plasma industry

Improve collection volume at existing centers Establish more collection centers and enlarge collection territories Increase our stake in existing subsidiaries Further consolidate subscale players in the i ndustry Explore new products by internal R&D and external cooperation Improve yield of existing products Partner with major distributors in tier - one cities to dominate high end market Source raw material through strategic collaboration Organic Growth is O ur Strategic Focus and Priority Further develop direct sales model Develop marketing initiatives and execution Expand into complementary business through possible acquisition or partnership Future Growth Drivers 22 China Biologic Products, Inc. Increased Plasma Collection Ongoing Innovation Expand Sales Model Potential M&A

Superior Capability of Generating H igh Growth with Sustainable Profitability and Robust Cash Flow China Plasma Market in Early - Stage of Development with Significant Growth Potential High Entry Barrier Creating A Seller’s Market A Leading Player with Substantial Competitive Advantages 3 4 1 2 Why Invest in CBPO and the Highly Attractive Plasma Sector? 23 China Biologic Products, Inc.

24

Income Statement and Balance Sheet Highlights

$ MM	2011	2012	2013	2014	9M'14	9M'15
Total sales	153.1	184.8	203.4	243.3	185.3	228.2
Cost of sales	46.0	58.8	65.5	80.1	59.0	79.5
Gross profit	107.1	126.0	137.9	163.2	126.3	148.7
Operating expenses						
Selling expenses	14.6	14.5	10.6	10.7	8.0	7.2
G&A expenses	31.5	34.0	36.2	32.1	22.1	27.5
R&D expenses	4.0	3.0	4.2	4.2	4.7	4.0
Income from operations(1)	32.2	74.5	86.9	111.2	91.5	110.0
Income before income taxes	42.3	81.1	92.4	122.8	95.8	111.6
Net income	31.4	66.0	76.9	96.1	78.9	93.8
Net income attributable to CBPO	18.2	45.2	54.6	70.9	58.1	72.8

1. Excluding some non-recurring items, such as impairment loss of goodwill and loss on abandonment and write-off of long-lived assets in 2011, and provision for other receivables in respect of an employee housing development project in 2014, the recurring operating income for relevant periods is as below. Refer to Appendix I for reconciliation of income from operations to recurring operating income

$ MM	2011	2012	2013	2014	9M'14	9M'15
Recurring operating income	57.0	74.5	86.9	116.2	91.5	110.0

	2011	2012	2013	2014	9M'15
Total Cash(2) ($ MM)	89.4	132.5	181.2	144.5	181.5
Cash & Cash Equivalents ($ MM)	89.4	129.6	144.1	80.8	142.7
Restricted Cash and Deposit ($ MM)	-	2.9	30.5	63.7	-
Time Deposits ($ MM)	-	-	6.6	-	38.8
Short-term and Long-term Bank Loans ($ MM)	11.0	7.9	39.8	97.9	-
Accounts Receivable Days	40	22	26	28	32
Inventory Days	566	470	494	423	381

2. Calculated as the sum of cash & cash equivalents and restricted cash

China Biologic Products, Inc.

Appendix China Biologic Products, Inc.

Appendix I

26

Reconciliation of Non-GAAP Net income Attributable to Equity Holders

$ MM, except EPS in $ and number of shares in MM	2011	2012	2013	2014	9M'14	9M'15
Net Income Attributable to Equity holders	**18.2**	**45.2**	**54.6**	**70.9**	**58.1**	**72.8**
Non-cash employee stock compensation	4.9	4.6	4.4	4.7	2.7	6.9
Impairment loss of goodwill	18.2	-	-	-	-	-
Loss on abandonment of long-lived assets attributable to controlling interest	3.6	-	-	-	-	-
Written-off of raw material attributable to controlling interest due to closure of plasma stations	0.1	-	-	-	-	-
Interest on the Notes	3.6	-	-	-	-	-
Gain (loss) from change in fair value of embedded conversion option in the Notes	-6.4	-	-	-	-	-
Gain (loss) from change in fair value of warrants	-5.7	-1.8	-	-	-	-
Adjusted Net Income Attributable to Equity holders - Non GAAP	**36.5**	**48.0**	**59.0**	**75.6**	**60.8**	**79.7**
Diluted EPS - Non GAAP	1.37	1.79	2.12	2.89	2.34	2.94
Weighted average number of shares used in computation of Non GAAP diluted EPS	26.7	26.8	27.6	25.7	25.6	26.5

Reconciliation of Income from Operations to Recurring Operating Income

$ MM, except percentage	2011	2012	2013	2014	9M'14	9M'15
Income from operations	**32.2**	**74.5**	**86.9**	**111.2**	**91.5**	**110.0**
Operating margin	21.0%	40.3%	42.7%	45.7%	49.4%	48.2%
Excludes non-recurring items:						
Impairment loss of goodwill	18.2	-	-	-	-	-
Loss on abandonment and write-off of long-lived assets	6.6	-	-	-	-	-
Provision for other receivables in respect of an employee housing development project	-	-	-	5.0	-	-
Recurring operating income	**57.0**	**74.5**	**86.9**	**116.2**	**91.5**	**110.0**
Recurring operating margin	37.2%	40.3%	42.7%	47.8%	49.4%	48.2%

China Biologic Products, Inc.

Appendix II - Plasma Donor Management 27 China Biologic Products’ Fuping Plasma Collection Center in Shaanxi Five steps to assure safe plasma from healthy donors II. Five times fingerprint identification III. ID card identification system I. Facial identification V. Fully - automatic plasma collection machine; fully enclosed and disposable medical instruments IV . Physical examination before donating plasma to assure up to standards for HBsAg, HCV , HIV, ALT, and syphilis China Biologic Products, Inc.

Disqualification Qualification Appendix II - Plasma Donor Management 28 Safety measures in every production phase Plasma checking by collection station Plasma rechecking by fractionator Another plasma donation by the same donor after 90 days Checking of re - donated plasma by fractionator Plasma collected on first day goes to production Destruction Qualification Qualification Disqualification plasma waiting period for 110 days at least First day of plasma donation Disqualification Reducing safety risks of plasma collection with a TRIPLE virus detection defense system 2 3 1 China Biologic Products, Inc.

KPMG China Biologic Products, Inc. Ming Yin, Senior Vice President 18th Floor, 19 Chaoyang Park Road Chaoyang District, Beijing 100127, PRC. China: +86 10 6598 3099 ir@chinabiologic.com IR Agent ICR LLC Bill Zima, Partner China: +86 10 6583 7511 U.S.: +1 646 405 5191 William.Zima@icrinc.com Legal counsel Wilson Sonsini Goodrich & Rosati Independent auditor For more information please visit us at : www.chinabiologic.com Contacts 29 China Biologic Products, Inc.

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